                                                                    EXHIBIT 99.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             JUNIPER NETWORKS, INC.,

                             NERUS ACQUISITION CORP.

                                       AND

                          NETSCREEN TECHNOLOGIES, INC.


                          DATED AS OF FEBRUARY 9, 2004

                               TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
ARTICLE I THE MERGER.........................................................................    2
         1.1      The Merger.................................................................    2
         1.2      Effective Time; Closing....................................................    2
         1.3      Effect of the Merger.......................................................    2
         1.4      Certificate of Incorporation; Bylaws.......................................    2
         1.5      Directors and Officers.....................................................    3
         1.6      Effect on Capital Stock....................................................    3
         1.7      Surrender of Certificates; Payment of Cash and Stock Consideration.........    4
         1.8      No Further Ownership Rights in Company Common Stock........................    6
         1.9      Lost, Stolen or Destroyed Certificates.....................................    6
         1.10     Tax Consequences...........................................................    7
         1.11     Taking of Necessary Action; Further Action.................................    7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY.........................................    7

         2.1      Incorporation and Qualification; Subsidiaries..............................    7
         2.2      Certificate of Incorporation and Bylaws....................................    8
         2.3      Capitalization.............................................................    8
         2.4      Authority Relative to this Agreement.......................................   10
         2.5      No Conflict; Required Filings and Consents.................................   10
         2.6      Compliance; Permits........................................................   11
         2.7      SEC Filings; Financial Statements..........................................   12
         2.8      No Undisclosed Liabilities.................................................   13
         2.9      Absence of Certain Changes or Events.......................................   13
         2.10     Absence of Litigation......................................................   14
         2.11     Company Employee Plans.....................................................   14
         2.12     Registration Statement; Joint Proxy Statement/Prospectus...................   19
         2.13     Restrictions on Business Activities........................................   19
         2.14     Property...................................................................   20
         2.15     Taxes......................................................................   20
         2.16     Environmental Matters......................................................   22
         2.17     Brokers....................................................................   23
         2.18     Intellectual Property......................................................   23
         2.19     Agreements, Contracts and Commitments......................................   27
         2.20     Insurance..................................................................   28
         2.21     Opinion of Financial Advisor...............................................   28
         2.22     Board Approval.............................................................   28
         2.23     Vote Required..............................................................   29
         2.24     State Takeover Statutes....................................................   29

         2.25     Company Affiliates.........................................................   29

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........................   29

         3.1      Incorporation and Qualification............................................   29
         3.2      Certificate of Incorporation and Bylaws....................................   30
         3.3      Capitalization.............................................................   30
         3.4      Parent Common Stock........................................................   31
         3.5      Authority Relative to this Agreement.......................................   31
         3.6      No Conflict; Required Filings and Consents.................................   31
         3.7      Compliance; Permits........................................................   32
         3.8      SEC Filings; Financial Statements..........................................   33
         3.9      No Undisclosed Liabilities.................................................   34
         3.10     Absence of Certain Changes or Events.......................................   34
         3.11     Absence of Litigation......................................................   35
         3.12     Registration Statement; Joint Proxy Statement/Prospectus...................   35
         3.13     Operations of Merger Sub...................................................   35
         3.14     Brokers....................................................................   35
         3.15     Opinion of Financial Advisor...............................................   35
         3.16     Intellectual Property......................................................   36
         3.17     Agreements, Contracts and Commitments......................................   36
         3.18     Board Approval.............................................................   36
         3.19     Vote Required..............................................................   37

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME...............................................   37

         4.1      Conduct of Business by Company.............................................   37
         4.2      Conduct of Business by Parent..............................................   40

ARTICLE V ADDITIONAL AGREEMENTS..............................................................   41

         5.1      Joint Proxy Statement/Prospectus; Registration Statement...................   41
         5.2      Stockholder Meetings; Board Recommendations................................   42
         5.3      Company Acquisition Proposals..............................................   44
         5.4      Parent Takeover Proposals..................................................   47
         5.5      Confidentiality; Access to Information.....................................   47
         5.6      Public Disclosure..........................................................   48
         5.7      Commercially Reasonable Efforts; Notification..............................   48
         5.8      Third Party Consents.......................................................   49
         5.9      Stock Options; 401(k) Plan; Company Employee Plan Matters..................   50
         5.10     Form S-8...................................................................   51
         5.11     Indemnification............................................................   51
         5.12     Nasdaq Listing.............................................................   52
         5.13     Affiliates.................................................................   52
         5.14     Section 16 Matters.........................................................   52
         5.15     Regulatory Filings.........................................................   52
         5.16     Parent Board Designees.....................................................   53
         5.17     Merger Sub Compliance......................................................   53

ARTICLE VI CONDITIONS TO THE MERGER..........................................................   54

         6.1      Conditions to Obligations of Each Party to Effect the Merger...............   54
         6.2      Additional Conditions to Obligations of Company............................   55
         6.3      Additional Conditions to the Obligations of Parent and Merger Sub..........   55

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER................................................   57

         7.1      Termination................................................................   57
         7.2      Notice of Termination; Effect of Termination...............................   58
         7.3      Fees and Expenses..........................................................   59
         7.4      Amendment..................................................................   60
         7.5      Extension; Waiver..........................................................   60

ARTICLE VIII GENERAL PROVISIONS..............................................................   60

         8.1      Survival of Representations and Warranties.................................   60
         8.2      Notices....................................................................   60
         8.3      Interpretation; Definitions................................................   62
         8.4      Counterparts...............................................................   63
         8.5      Entire Agreement; Third Party Beneficiaries................................   63
         8.6      Severability...............................................................   63
         8.7      Other Remedies; Specific Performance.......................................   63
         8.8      Governing Law..............................................................   64
         8.9      Consent to Jurisdiction....................................................   64
         8.10     Rules of Construction......................................................   64
         8.11     Assignment.................................................................   64
         8.12     Timing.....................................................................   64
         8.13     Waiver of Jury Trial.......................................................   64

                                INDEX OF EXHIBITS

Exhibit A-1   Form of Company Voting Agreement
Exhibit A-2   Form of Parent Voting Agreement
Exhibit B     Form of Company Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

      This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of February 9, 2004, by and among Juniper Networks, Inc., a Delaware corporation ("PARENT"), Nerus Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and NetScreen Technologies, Inc., a Delaware corporation ("COMPANY").

                                    RECITALS

      A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2) and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), Parent and Company intend to enter into a business combination transaction.

      B. The Board of Directors of Company has unanimously (i) determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its stockholders, (ii) approved and declared advisable this Agreement and has approved the Merger (as defined in Section 1.1) and the other transactions contemplated hereby and (iii) determined to recommend that the stockholders of Company adopt this Agreement.

      C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock (as defined in Section 1.6(a)) pursuant to the Merger (the "SHARE ISSUANCE").

      D. Concurrently with the execution of this Agreement, (i) as a condition and inducement to Parent's willingness to enter into this Agreement, certain affiliates of Company are entering into Voting Agreements in the form attached hereto as Exhibit A-1 (the "COMPANY VOTING AGREEMENTS") and (ii) as a condition and inducement to Company's willingness to enter into this Agreement, certain affiliates of Parent are entering into Voting Agreements in the form attached hereto as Exhibit A-2 (the "PARENT VOTING AGREEMENTS").

      E. Concurrently with the execution of this Agreement, as a condition and inducement to Parent's willingness to enter into this Agreement, certain affiliates of Company are entering into Affiliate Agreements in the form attached hereto as Exhibit B (the "COMPANY AFFILIATE AGREEMENTS").

      F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

      1.1 The Merger. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease, and Company shall continue as the surviving corporation and as a wholly owned subsidiary of Parent. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

      1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger, and such other articles, certificates or other appropriate filing documents with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (collectively, the "CERTIFICATE OF MERGER") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Reorganization and the Certificate of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions which, by their terms, are to be satisfied or waived at the Closing), or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

      1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers, and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation.

      1.4 Certificate of Incorporation; Bylaws.

            (a) At the Effective Time, the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that at the Effective Time the name of the Surviving Corporation shall be changed to NetScreen Technologies, Inc.

            (b) At the Effective Time, the Bylaws of the Surviving Corporation shall be amended and restated to be identical to those in effect for Merger Sub immediately prior to the Effective Time until thereafter amended.

      1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly appointed.

      1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

            (a) Conversion of Company Common Stock. Each share of Common Stock, $0.001 par value per share, of Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be cancelled pursuant to Section 1.6(b), will be cancelled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive that number of shares of Common Stock, $0.00001 par value per share, of Parent (the "PARENT COMMON STOCK") equal to
1.404 (the "EXCHANGE RATIO"), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement with Company.

            (b) Cancellation of Company-Owned and Parent-Owned Stock. Each share of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

            (c) Stock Options. At the Effective Time, all options to purchase Company Common Stock then outstanding under each of Company's 1997 Equity Incentive Plan, 2001 Equity Incentive Plan, OneSecure, Inc. 2000 Stock Option/Stock Issuance Plan, Neoteris 2001 Stock Plan, 2002 Stock Option Plan and any other plan or agreement pursuant to which options to purchase shares of Company Common Stock have been granted or are outstanding following their assumption by

Company (collectively, the "COMPANY OPTION PLANS") shall be assumed by Parent in accordance with Section 5.9. Rights outstanding under Company's 2001 Employee Stock Purchase Plan (the "COMPANY ESPP") shall be treated as set forth in
Section 5.9.

            (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.001 par value per share, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.00001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

            (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

            (f) Fractional Shares. Shares evidencing the right to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) will not be delivered to former holders of Company Common Stock who surrender such Company Common Stock for exchange. Each former holder of shares of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from the Exchange Agent (as defined in Section 1.7) an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction of a share of Parent Common Stock, multiplied by (ii) the average closing price of Parent Common Stock, as reported on the Nasdaq Stock Market's National Market ("NASDAQ"), for the five (5) trading days ending on and including the last full trading day prior to the Effective Time.

      1.7 Surrender of Certificates; Payment of Cash and Stock Consideration.

            (a) Exchange Agent. Parent shall select a bank or trust company reasonably acceptable to Company to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

            (b) Parent to Provide Common Stock and, if Applicable, Cash Consideration. Prior to or promptly after the Effective Time, Parent shall enter into an agreement with the Exchange Agent, which shall provide that, promptly after the Effective Time, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article I, (i) the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock, (ii) cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f), and (iii) any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

            (c) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, the right to receive cash in lieu of any fractional shares pursuant to Section 1.6(f), and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted, the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

            (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificate(s) with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificate(s) shall surrender such Certificate(s). Subject to applicable law, following surrender of any such Certificate(s), the Exchange Agent shall deliver to the record holders thereof, without interest, (i) a certificate(s) representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

            (e) Transfers of Ownership. If any certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f) Required Withholding. Each of the Exchange Agent, Parent, and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

            (g) No Liability. Notwithstanding anything to the contrary in this
Section 1.7, none of the Exchange Agent, Parent, the Surviving Corporation, or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

      1.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued in exchange for shares of Company Common Stock in accordance with the terms hereof (together with any cash paid in respect thereof pursuant to Sections 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

      1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, a certificate representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates was converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock and other distributions, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation, or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

      1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

      Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and schedules thereto (which exceptions shall reference the specific section and, if applicable, subsection number of this Article II to which it applies, and any information disclosed in any such section or subsection shall be deemed to be disclosed only for purposes of such section or subsection, except to the extent it is readily apparent that the disclosure contained in such section or subsection contains enough information regarding the subject matter of other representations and warranties contained in this Article II so as to qualify or otherwise apply to such other representations and warranties), dated as of the date hereof (the "COMPANY SCHEDULE"), as follows:

      2.1 Incorporation and Qualification; Subsidiaries.

            (a) Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Company's subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Company. Each of Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, operate or lease the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals has not had, and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (as defined in Section 8.3(b)(ii)) on Company. Each of Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing has not had, and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company.

            (b) Company has no subsidiaries except for the corporations identified in Section 2.1(b) of the Company Schedule. Neither Company nor any of its subsidiaries has agreed to make or is obligated to make or is bound by any written or oral agreement, contract, subcontract, lease, permit, franchise, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, indenture, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "CONTRACT") under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity, except for passive investments of less than one percent (1%) in the equity interests of public companies as part of Company's cash management program.

      2.2 Certificate of Incorporation and Bylaws. Company has made available to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date (together, the "COMPANY CHARTER DOCUMENTS"). Such Company Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of Company is in violation of its equivalent organizational documents, except, in the case of its subsidiaries, where such violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Company.

      2.3 Capitalization.

            (a) As of the date hereof, the authorized capital stock of Company consists of 510,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, $0.001 par value per share (the "COMPANY PREFERRED STOCK"). At the close of business on February 6, 2004 (i) 92,511,115 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Company Common Stock were held in treasury by Company or its subsidiaries; (iii) 19,164,404 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Company Option Plans; (iv) 16,292,072 shares of Company Common Stock were available for future grant under the Company Option Plans; (v) 1,000,000 shares of Company Common Stock were available for future issuance under the Company ESPP; and (vi) no shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Company Common Stock (the "COMPANY WARRANTS"). Except as set forth in the preceding sentence and except for exercise of outstanding options set forth in the preceding sentence between February 6, 2004 and the date hereof, as of the date hereof, Company has no shares of capital stock outstanding or securities exercisable or convertible into shares of capital stock of Company outstanding. As of the date hereof, no shares of Company Preferred Stock were issued or outstanding. Section 2.3(a) of the Company Schedule sets forth the following information with respect to each Company Option (as defined in Section 5.9) outstanding as of the close of business on February 6, 2004: (i) the name and address of the optionee; (ii) the particular plan pursuant to which such Company Option was granted; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule; and (vii) the date on which such Company Option expires. Section 2.3(a) of the Company Schedule also sets forth each outstanding Company Warrant as of the close of business on February 8, 2004, the name of the holder of such Company Warrant and the exercise price therefor. Company has made available to Parent accurate and complete copies of all Company Option Plans pursuant to which Company has granted such Company Options that are currently outstanding and the form of all stock option agreements evidencing such Company Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Company Option as a result of the Merger. All outstanding shares of Company Common Stock, all outstanding Company Options, and all outstanding shares of capital stock of each subsidiary of Company have been issued and granted in compliance in all material respects with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable Contracts. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, order, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.5(b)) and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

            (b) Except for securities Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of subsidiaries of Company that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries (which shares or other interests do not materially affect Company's control of such subsidiaries), as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.3(a), as of the date hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is, except for the Company Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Stockholders of Company will not be entitled to dissenters' rights under applicable state law in connection with the Merger.

      2.4 Authority Relative to this Agreement. Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement by the stockholders of Company, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject to, with respect to the Merger, the adoption of this Agreement by Company's stockholders in accordance with Delaware Law and the Company Charter Documents and the filing and recordation of the Certificate of Merger as required by Delaware Law. As of the date of this Agreement, the Board of Directors of Company has unanimously approved and declared advisable this Agreement and the Merger and has recommended that Company's stockholders adopt this Agreement. This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal and binding obligation of Company, enforceable against Company in accordance with its terms.

      2.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, (i) conflict with or violate (A) the Company Charter Documents or (B) the equivalent organizational documents of any of Company's subsidiaries; (ii) subject to the adoption of this Agreement by Company's stockholders and compliance with the requirements set forth in Section 2.5(b), to the knowledge of Company, conflict with, or result in any violation of, any Legal Requirements applicable to Company or any of its subsidiaries or by which either Company or any of its subsidiaries or any of their respective properties is bound or affected; or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time, or both, would become a default) under, or impair Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any Contract to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or any of their respective properties are bound or affected, except, with respect to clauses (i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other events which would not be material to Company.

            (b) The execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, or governmental or regulatory authority, domestic or foreign (a "GOVERNMENTAL ENTITY"), except
(A) for applicable rules, regulations and requirements, if any, of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations promulgated thereunder, the "HSR ACT"), and Nasdaq, and state takeover laws and the filing and recordation of the Certificate of Merger as required by Delaware Law and appropriate documents with the relevant authorities of other states in which Company is qualified to do business and (B) where the failure to obtain such consents, waivers, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Company or a material adverse effect on the ability of Company to perform its obligations under this Agreement, prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      2.6 Compliance; Permits.

            (a) Neither Company nor any of its subsidiaries is in conflict with, or in default or violation of any Legal Requirements applicable to Company or any of its subsidiaries or by which any of their respective properties is bound or affected, except for any conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to be material to Company. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened in writing against Company or its subsidiaries, nor has any governmental or regulatory body or authority indicated in writing to Company or any of its subsidiaries an intention to conduct the same, other than, in each such case, those the outcome of which would not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Company or any of its subsidiaries, any acquisition of material property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries.

            (b) Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities (collectively, the "COMPANY PERMITS"), except where the failure to hold any such Company Permit, individually or in the aggregate, would not reasonably be expected to be material to Company. Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to be material to Company.

      2.7 SEC Filings; Financial Statements.

            (a) Each report, schedule, registration statement and definitive proxy statement filed or furnished by Company with the Securities and Exchange Commission ("SEC") since October 5, 2001, or required to be filed or furnished by Company with the SEC since October 5, 2001 (the "COMPANY SEC REPORTS"), is either (i) available on EDGAR or (ii) has been provided to Parent. The Company SEC Reports (i) complied in all material respects as of their respective dates with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Company's subsidiaries is required to file any reports or other documents with the SEC.

            (b) Each of the (i) consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports and
(ii) unaudited consolidated balance sheet of Company as of December 31, 2003 (the "BALANCE SHEET DATE"), and the related unaudited consolidated statement of income, cash flow and stockholders' equity for the period then ended, was prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except
(A) as may be indicated in the notes thereto or (B) in the case of unaudited financial statements, as may be permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act), and each fairly presented, in all material respects, the consolidated financial position of Company and its consolidated subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not and will not be material in amount or significance in any individual case or in the aggregate.

            (c) Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

            (d) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002 was accompanied by the certifications required to be filed or submitted by Company's Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY ACT") and, at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

            (e) Company and each of its subsidiaries has established and maintains, adheres to and enforces a system of internal accounting controls which are effective in providing assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Company and its subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Company and its subsidiaries are being made only in accordance with appropriate authorizations of management and the Board of Directors of Company and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Company and its subsidiaries. Neither Company or any of its subsidiaries (including any current or former employee, consultant or director of Company or any of Company's subsidiaries) nor Company's independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Company or any of its subsidiaries,
(ii) any fraud, whether or not material, that involves Company's management or other current or former employees, consultants directors of Company or any of Company's subsidiaries who have a role in the preparation of financial statements or the internal accounting controls utilized by Company or its subsidiaries, or (iii) any claim or allegation regarding any of the foregoing.

            (f) Since October 30, 1997, neither Company nor any of its subsidiaries nor, to Company's knowledge, any director, officer, employee, auditor, accountant or representative of Company or any of its subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding deficient accounting or auditing practices, procedures, methodologies or methods of Company or any of its subsidiaries or their respective internal accounting controls or any material inaccuracy in Company's financial statements. No attorney representing Company or any of its subsidiaries, whether or not employed by Company or any of its subsidiaries, has reported to the Board of Directors of Company or any committee thereof or to any director or officer of Company evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Company or any of its officers, directors, employees or agents.

      2.8 No Undisclosed Liabilities. Since the Balance Sheet Date, neither Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet, or in the related notes to the consolidated financial statements, prepared in accordance with GAAP that are, individually or in the aggregate, material to the business, assets (including intangible assets), liabilities, capitalization, condition (financial or otherwise) or results of operations of Company and its subsidiaries, taken as a whole, except (i) liabilities provided for in Company's consolidated balance sheet and notes thereto as of the Balance Sheet Date, and (ii) liabilities incurred since the Balance Sheet Date in the ordinary course of business, consistent with past practice, and (iii) liabilities incurred after the date hereof pursuant to this Agreement or as permitted to be incurred pursuant to Section 4.1.

      2.9 Absence of Certain Changes or Events. Since the Balance Sheet Date, there has not been: (i) any Material Adverse Effect on Company; (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock, or property) in respect of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements; (iii) any split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock; (iv) any granting by Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation to current non-officer employees in the ordinary course of business consistent with past practice, or any payment by Company or any of its subsidiaries of any bonus, except for bonuses made to current non-officer employees in the ordinary course of business consistent with past practice, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay or any entry by Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby; (v) entry by Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.18) other than licenses in the ordinary course of business, consistent with past practice; (vi) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; (vii) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Company other than in the ordinary course of business, consistent with past practice; or
(viii) agreement by Company or any Company subsidiary, or any officer or employees on behalf of Company, to do any of the things described in the preceding clauses (i) through (vii) of this Section 2.9 (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

      2.10 Absence of Litigation. There are no claims, actions, suits or proceedings, in each case, that would reasonably be expected to be material to Company, pending or, to the knowledge of Company, threatened in writing (or any governmental or regulatory investigation, in each case, that would reasonably be expected to be material to Company pending or, to the knowledge of Company, threatened in writing) against Company or any of its subsidiaries or any properties or rights of Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

      2.11 Company Employee Plans.

            (a) Definitions. Except as otherwise provided for herein, for all purposes of this Agreement, the following terms shall have the following respective meanings:

            "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and
      Section 601 et seq. or ERISA.

            "COMPANY EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Company or any ERISA Affiliate for the benefit of any Employee, or with respect to which Company or any ERISA Affiliate has or may have any liability or obligation, including all International Employee Plans.

            "DOL" shall mean the United States Department of Labor.

            "EMPLOYEE," for purposes of this Section 2.11 and Section 4.1(b) only, shall mean any current or former employee, director or officer of Company or any ERISA Affiliate.

            "EMPLOYEE AGREEMENT" shall mean each management, employment, severance, retention, consulting or other agreement or contract between Company, or any ERISA Affiliate, and any Employee, other than standard offer letters used in Company's ordinary course of business that do not provide for severance or other payments after termination of employment or acceleration of any equity award.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA AFFILIATE," for purposes of this Section 2.11 only, shall mean any other person or entity under common control with Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

            "INTERNATIONAL EMPLOYEE PLAN" shall mean, other than statutorily required plans or arrangements, each Company Employee Plan or Employee Agreement that has been adopted or maintained by Company or any ERISA Affiliate, whether formally or informally, or with respect to which Company or any ERISA Affiliate will or may have any liability with respect to Employees who perform services outside the United States.

            "IRS" shall mean the United States Internal Revenue Service.

            "PENSION PLAN" shall mean each Company Employee Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

            (b) Schedule. Section 2.11(b)(i) of the Company Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Neither Company nor any ERISA Affiliate has made any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. Section 2.11(b)(ii) of the Company Schedule sets forth a table with the name and annual base salary of each current Employee.

            (c) Documents. Company has made available to Parent: (i) correct and complete copies of all material documents embodying each Company Employee Plan and each Employee Agreement, including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, which would result in a material liability to Company or to any ERISA Affiliate, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to Company, (vii) all correspondence to or from any Governmental Entity concerning any audit or examination by such Governmental Entity of any Company Employee Plan which would result in material liability to Company or to any ERISA Affiliate, (viii) all discrimination tests for each Company Employee Plan for the three (3) most recently completed plan years, (ix) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan, if applicable, (x) all registration statements, annual reports on Form 11-K and attachments thereto, and (xi) all prospectuses prepared or used during calendar year 2003 in connection with each Company Employee Plan.

            (d) Employee Plan Compliance. Company and its ERISA Affiliates have performed all obligations required to be performed by them under, are not in violation of, and neither Company nor its ERISA Affiliates have any knowledge of any violation by any other party to, any Company Employee Plan, except, in the aggregate, as would not reasonably be expected to be material to Company. Each Company Employee Plan has been established and maintained by Company and any ERISA Affiliates in accordance with its material terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code could apply for, prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements, or has obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS. Any Company Employee Plan intended to be qualified under
Section 401(a) of the Code and each trust related to any such Company Employee Plan and intended to qualify under Section 501(a) of the Code incorporates, or has been amended to incorporate, or time remains for making an amendment to incorporate, all provisions required to comply with the Tax Reform Act of 1986 and subsequent federal legislation. For each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect the qualified status of such Company Employee Plan. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any such Company Employee Plan. There are no actions, suits or claims pending or, to Company's or any ERISA Affiliates' knowledge, threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its ERISA Affiliates (other than routine administration expenses incurred with respect to any such amendment, termination or discontinuance). There are no audits, inquiries or proceedings pending, or to Company's or any ERISA Affiliates' knowledge threatened by the IRS, DOL or any other Governmental Entity, with respect to any Company Employee Plan. Neither Company nor any ERISA Affiliate is subject to any penalty or Tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code that could result in material liability to Company. Company and its ERISA Affiliates have each timely made all contributions and other payments required by and due under the terms of each Company Employee Plan, except as would not reasonably be expected to result in material liability to Company.

            (e) No Pension or Welfare Plans. Neither Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to, any (i) Pension Plans subject to Title IV of ERISA or Section 412 of the Code, (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA, (iii) a "multiple employer plan" as defined in ERISA or the Code, or
(iv) a "funded welfare plan" within the meaning of Section 419 of the Code. No Company Employee Plan provides health benefits that are not fully insured through an insurance contract.

            (f) No Post-Employment Obligations. No Company Employee Plan or Employee Agreement provides, or reflects or represents any liability to provide, post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither Company nor any ERISA Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with post-termination or retiree welfare or other non-pension benefits, except to the extent required by statute.

            (g) Past Acquisitions. Neither Company nor any ERISA Affiliate is currently obligated to provide an Employee with any compensation or benefits pursuant to an agreement (for example, an acquisition agreement) with a former employer of such Employee.

            (h) Health Care Compliance. Except as would not reasonably be expected to be material to Company, neither Company nor any ERISA Affiliate has violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

            (i) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. Company is not, nor has it ever been, a party to or bound by any Tax indemnity agreement or any other agreement that will require Parent or the Surviving Corporation to "gross-up" or otherwise compensate any Employee because of the imposition of any excise Tax. Company has identified each employee who could reasonably be expected to constitute a "disqualified individual" under Section 280G of the Code and has made available to Parent all Company Employee Plans in which such Employees participate and Employee Agreements with respect to such Employees.

            (j) Employment Matters. Company and its ERISA Affiliates: (i) have withheld and reported all material amounts that are required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) are not materially liable for any (x) arrears of wages or any Taxes or (y) any penalty for failure to comply with respect to the matters described in clause (i), (iii) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice), and (iv) are in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours with respect to Employees. There are no pending, or to Company's knowledge, threatened claims or actions against Company under any workers' compensation policy or long-term disability policy. The services provided by each of the Employees are terminable at the will of Company or an ERISA Affiliate, and any such termination would result in no material liability to Company or to any ERISA Affiliate.

            (k) Labor. No work stoppage or labor strike against Company or any ERISA Affiliate is pending, threatened in writing or reasonably anticipated by Company or any ERISA Affiliate. To Company's and each ERISA Affiliate's knowledge, there are no activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or, to Company's and each ERISA Affiliate's knowledge, threatened, in each case relating to any labor, discrimination or material safety matters involving any Employee, including, without limitation, charges of material unfair labor practices or discrimination complaints. Neither Company nor any ERISA Affiliate has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither Company nor any ERISA Affiliate presently is, nor have they been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees, and no collective bargaining agreement is being negotiated by Company or any ERISA Affiliate.

            (l) International Employee Plan. Except as would not reasonably be expected to be material to Company, each International Employee Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan.

Furthermore, no International Employee Plan has unfunded liabilities, that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Company or Parent from terminating or amending any International Employee Plan at any time for any reason without liability to Company or any ERISA Affiliates (other than routine administration expenses or routine claims for benefits).

            (m) Executive Loans. Neither Company nor any ERISA Affiliate has violated Section 402 of the Sarbanes-Oxley Act, and the execution of this Agreement and the consummation of the transactions contemplated hereby will not cause such a violation.

            (n) WARN Act. Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN ACT"), (i) neither Company nor any of its ERISA Affiliates has effected a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Company or any of it ERISA Affiliates, (iii) neither Company nor any of its ERISA Affiliates has engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign law or regulation similar to the WARN Act and (iv) none of Company's nor any of its ERISA Affiliates' employees has suffered an "employment loss" (as defined in the WARN Act) during the one-year period prior to the date of this Agreement.

      2.12 Registration Statement; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (ii) the joint proxy statement/prospectus to be filed with the SEC by Company and Parent pursuant to Section 5.1 (the "JOINT PROXY STATEMENT/PROSPECTUS") will, at the dates mailed to the respective stockholders of Company and Parent, at the time of the stockholders' meeting of Company in connection with the adoption of this Agreement (the "COMPANY STOCKHOLDERS' MEETING"), at the time of the stockholders' meeting of Parent in connection with the Share Issuance (the "PARENT STOCKHOLDERS' MEETING") and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is included or incorporated by reference in any of the foregoing documents.

      2.13 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or its subsidiaries or to which Company or any of its subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice material to Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted.

      2.14 Property. Neither Company nor any of its subsidiaries owns any real property. Section 2.14(a) of the Company Schedule is a complete and accurate list of all real property leases to which Company or any of its subsidiaries is a party and each amendment thereto. Each premises subject to a lease is hereinafter referred to as a "LEASED PROPERTY." Company has provided or made available to Parent true, complete and correct copies of each such lease; no term or condition of any such lease has been modified, amended or waived, in each case in any material respect, except as shown in such copies; each such lease constitutes the entire agreement of the landlord and the tenant thereunder; and there are no other agreements or arrangements whatsoever relating to Company's use or occupancy of any of the premises described in such leases. Company has not transferred, mortgaged or assigned any interest in any such lease, nor has Company subleased or otherwise granted rights of use or occupancy of any of the premises described therein to any other person. Company and each of its subsidiaries have good and valid title to all of their properties and assets (except for leased properties and assets), free and clear of all liens, charges and encumbrances, except (i) liens for Taxes not yet due and payable, (ii) as reflected in the financial statements contained in the Company SEC Reports, and (iii) for such liens or other imperfections of title, if any, as do not materially detract from the value of, or interfere with the present use of the property affected thereby; and all leases pursuant to which Company or any of its subsidiaries lease from others real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or material event of default (or any event which with notice or lapse of time, or both, would constitute a material default). All the plants, structures and equipment of Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, in all material respects, subject to normal wear and tear. There is no pending or, to Company's knowledge, threatened (in writing) condemnation or similar proceeding affecting any Leased Property or any portion thereof, and Company has no knowledge that any such action is currently contemplated. The use and occupancy of the Leased Property by Company or any subsidiary complies in all material respects with all applicable zoning restrictions and other Legal Requirements.

      2.15 Taxes.

            (a) For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign Taxes, assessments and other governmental charges, duties, impositions and liabilities relating to Taxes, including Taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property Taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes of a predecessor entity.

            (b) Company and each of its subsidiaries have timely filed, or will timely file, all material federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("RETURNS") required to be filed by Company and each of its subsidiaries prior to the Effective Time with any Tax authority. Such Returns are, or will be when filed, true and correct in all material respects and have been or will be completed in accordance with applicable law, and Company and each of its subsidiaries have paid or will pay all Taxes shown to be due on such Returns.

                  (i) As of the Effective Time, Company and each of its subsidiaries will have withheld with respect to its employees all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld.

                  (ii) Neither Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company or any of its subsidiaries, nor has Company or any of its subsidiaries executed any unexpired waiver or extension of any statute of limitations on, or extending the period for the assessment or collection, of any Tax, nor has any such waiver or extension been requested from Company or any of its subsidiaries other than an extension resulting from the filing of a Return after its due date in the ordinary course of business.

                  (iii) No audit or other examination of any Return of Company or any of its subsidiaries by any Tax authority is presently in progress, nor has Company or any of its subsidiaries been notified in writing of any request for such an audit or other examination.

                  (iv) No adjustment relating to any Returns filed by Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Company or any of its subsidiaries or any representative thereof.

                  (v) Neither Company nor any of its subsidiaries has any liability for any unpaid Taxes which has not been accrued for or reserved on Company's most recent consolidated balance sheet, whether asserted or unasserted, contingent or otherwise, which is material to Company, other than any liability for unpaid Taxes that may have accrued since the date of such balance sheet in connection with the operation of the business of Company and its subsidiaries in the ordinary course.

                  (vi) As of the date of this Agreement, there is no contract, agreement, plan or arrangement to which Company or any of its subsidiaries is a party, including, but not limited to, the provisions of this Agreement, covering any employee, former employee or director of Company or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible by reason of Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Company or any of its subsidiaries is a party or by which it is bound to compensate any individual for excise Taxes paid pursuant to
Section 4999 of the Code.

                  (vii) Except as between Company and its current subsidiaries, neither Company nor any of its subsidiaries is, or has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract (such agreements and Contracts, "TAX INDEMNITY AGREEMENTS"), including any obligation arising by reason of Treasury Regulations
Section 1.1502-6, and neither Company nor any of its subsidiaries has or, by reason of the consummation of the transactions contemplated under this Agreement, will have any liability or obligation under any Tax Indemnity Agreement.

                  (viii) No claim or action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other governmental body or any arbitrator or arbitration panel is pending or, to Company's knowledge, has been threatened in writing against or with respect to Company or any of its subsidiaries in respect of any Tax.

                  (ix) Neither Company nor any of its subsidiaries will be required to include any material adjustment in taxable income for any Tax period (or portion thereof) ending after the Effective Time pursuant to Section 481 of the Code or any comparable provision under any Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (x) Neither Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (as such terms are defined in Section 355(a) of the Code) in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

      2.16 Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect on Company, Company and its subsidiaries (i) have obtained all applicable permits, licenses and other authorizations that are required under Environmental Laws (as defined below) necessary to the operation of Company's business or occupancy of the Leased Property; and (ii) is in compliance in all material respects with all material terms and conditions of such required permits, licenses and authorizations and all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. As of the date hereof, Company has no knowledge of and has not received written notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of, any Environmental Claim (as defined below) with respect to Company or any person whose liability for any Environmental Claim Company has retained or assumed either contractually or by operation of law. Except as would not be reasonably likely to result in material liability to Company or its subsidiaries, no Hazardous Materials (as defined below) are present in, on or under any properties owned, leased or used at any time (including both land and improvements thereon) by Company or any of its subsidiaries, so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws. For the purposes of this
Section 2.16, "ENVIRONMENTAL CLAIM" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Materials or (ii) any violation, or alleged violation, of any Environmental Laws. For the purposes of this
Section 2.16, "ENVIRONMENTAL LAWS" means all Legal Requirements relating to pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, labeling, distribution, use, treatment, recycling, re-use, storage, disposal, transport or handling of, or exposure of any individual to, Hazardous Materials or products containing Hazardous Materials. "HAZARDOUS MATERIALS" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials, hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

      2.17 Brokers. Except for fees payable to J.P. Morgan Securities, Inc. pursuant to an engagement letter, a copy of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      2.18 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

            "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all semiconductor and semiconductor circuit designs; (v) all rights to all mask works and reticles, mask work registrations and applications therefor; (vi) all industrial designs and any registrations and applications therefor throughout the world; (vii) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; and (viii) all databases and data collections and all rights therein throughout the world.

            "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by or exclusively licensed to Company or any of its subsidiaries, including the Company

      Registered Intellectual Property (as defined below), and used in Company's business as currently conducted. Without in any way limiting the generality of the foregoing, Company Intellectual Property includes all Intellectual Property owned or exclusively licensed by Company related to Company's products, including, without limitation, all rights in any design code, documentation, and tooling for packaging of semiconductors in connection with all current products and products in design and development, that are used in Company's business as currently conducted.

            "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any mask work registrations and applications to register mask works.

            "COMPANY REGISTERED INTELLECTUAL PROPERTY" means any Registered Intellectual Property that is owned by, or filed in the name of, Company or any of its subsidiaries.

            (a) Section 2.18(a) of the Company Schedule lists all of Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered.

            (b) To Company's knowledge, no Company Intellectual Property or software products owned by, or service offerings of, Company or any of its subsidiaries ("COMPANY PRODUCTS") are subject to any outstanding order, judgment, writ, injunction or decree of any court or Governmental Entity materially restricting the use, transfer, or licensing thereof by Company or any of its subsidiaries.

            (c) Each material item of Company Registered Intellectual Property is subsisting (except in each case where Company has elected not to maintain or continue the prosecution of the same), and Company has made reasonable efforts to pay all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property and to file all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property, except where the failure to do so would not be material to the Company. To Company's knowledge, each patent and registered trademark of the Company is valid.

            (d) Company owns each material item of Company Intellectual Property free and clear of any encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course) that would reasonably be expected to materially interfere with the use by Company of such Company Intellectual Property, or any liens. Without limiting the foregoing: (i) Company is the owner or exclusive licensee of all registered trademarks that Company claims to own or have exclusive rights to and that are used in connection with the operation or conduct of the business of

Company and its subsidiaries, including the sale, distribution or provision of any Company Products by Company or its subsidiaries; (ii) to the knowledge of Company, Company has all rights and licenses necessary to use any trademarks that are used in connection with the operation or conduct of the business of Company and its subsidiaries, including the sale, distribution or provision of any Company Products by Company or its subsidiaries; and (iii) except as set forth in Section 2.18(d) of the Company Schedule, Company owns exclusively, and has good title to, or has exclusive licenses to, all copyrighted works that are Company Products, except, in each case, where failure to have the ownership or rights set forth above would not be material to Company.

            (e) To the extent that any material technology, software or Intellectual Property has been developed or created independently or jointly by a third party for Company or any of its subsidiaries or is incorporated into any of the Company Products, Company has a written or electronic agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for Company's use of such technology, software or Intellectual Property as currently conducted) to such third party's technology, software or Intellectual Property, by operation of law or by valid assignment or license, except where the failure to do so would not reasonably be expected to be material to Company.

            (f) To the Company's knowledge, the Company Intellectual Property and other Intellectual Property licensed by Company constitutes all the Intellectual Property necessary to the conduct of the business of Company as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of Company Products, except for items that may reasonably be expected to be commercially available for licensing on reasonable terms from third parties.

            (g) No person who has licensed any technology, software or Intellectual Property to Company has ownership rights or license rights granted by Company to improvements made by Company in such technology, software or Intellectual Property Rights, except as would not have a Material Adverse Effect on Company.

            (h) Neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is Company Intellectual Property, or permitted Company's rights in any material Company Intellectual Property to lapse or enter the public domain (except where Company has elected not to maintain or continue the prosecution of such Company Intellectual Property).

            (i) Section 2.18(i) of the Company Schedule lists all contracts, licenses and agreements to which Company or any of its subsidiaries is a party:
(i) that explicitly grants a license to any Company Registered Intellectual Property (other than licenses granted in connection with the sale of Company products or related support and maintenance agreements); or (ii) pursuant to which Company grants to any third party any rights to embed, integrate, or bundle Company software code into or with such third party's software or hardware products for distribution and sale.

            (j) To Company's knowledge, all contracts, licenses and agreements to which Company is a party that are material to the business of Company as currently conducted and that grant to Company any rights to embed, integrate, bundle, or distribute any Intellectual Property of a third party into or with any Company Products ("IP RIGHTS AGREEMENTS") are in full force and effect (other than those which have expired by their terms or been terminated), except as would not reasonably be expected to have a Material Adverse Effect on Company. To Company's knowledge, the consummation of the transactions contemplated by this Agreement will not violate, breach or give rise to any right to modify, cancel, terminate or suspend any IP Rights Agreement. To Company's knowledge, each of Company and its subsidiaries is in material compliance with all IP Rights Agreements and has not materially breached any material term of any IP Rights Agreement. Neither this Agreement nor the transactions contemplated by this Agreement will (i) materially impair the right of Company or any of its subsidiaries to continue exercising any rights they currently have under any IP Rights Agreements, (ii) trigger any provisions in any IP Rights Agreements that would cause any material increase in royalties or other fees due under such agreements, (iii) create any additional material restrictions on the use of the licensed Intellectual Property or the operation of Company's business, (iv) result in Parent or any of its subsidiaries (other than Company following the Merger, but only to the extent existing prior to the Merger) granting any rights or license to any Intellectual Property of Parent or any of its subsidiaries (including a covenant not to sue with respect to any Intellectual Property of Parent of any of its subsidiaries), or (v) result in Parent or any of its subsidiaries (other than Company following the Merger, but only to the extent existing prior to the Merger) being bound by any material non-compete or other material restriction on the operation of the business of Parent or any of its subsidiaries.

            (k) To Company's knowledge, the operation of the business of Company and its subsidiaries as such business currently is conducted by Company or any of its subsidiaries, including without limitation (i) Company's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company and its subsidiaries (including Company Products) and (ii) Company's use of any product, device or process, does not infringe or misappropriate the Intellectual Property of any third party in any jurisdiction or constitute unfair competition or unfair trade practices under United States laws.

            (l) Since Company's initial public offering, neither Company nor any of its subsidiaries has received written notice or subsequent correspondence from any third party that the operation of the business of Company or any of its subsidiaries or any act, product or service of Company or any of its subsidiaries infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

            (m) To Company's knowledge, there are no material disputes between Company and any third parties regarding any material contracts, licenses or agreements between Company and any other person with respect to Company Intellectual Property including with respect to any material payments to be made or received by Company thereunder.

            (n) To Company's knowledge, no person is materially infringing or misappropriating any material Company Intellectual Property.

            (o) Except as would not have a material effect on the Company or its ability right to sell, make, have made or distribute its products, each of Company and each of its subsidiaries has taken reasonable steps to protect Company's and such subsidiary's rights in Company's material confidential information and trade secrets that Company wishes to protect or any material trade secrets or confidential information of third parties provided to Company or any of its subsidiary's under an obligation of confidentiality, and, without limiting the foregoing, each of Company and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent.

      2.19 Agreements, Contracts and Commitments. Neither Company nor any of its subsidiaries is a party to or is bound by:

            (a) any Employee Agreement other than those that are terminable by Company or any of its subsidiaries without notice and without liability or financial obligation to Company or any subsidiary of Company;

            (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or in combination with any subsequent event or events) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            (c) any agreement of indemnification or any guaranty by Company or any of its subsidiaries other than any agreement of indemnification entered into in connection with the sale or license by Company or any of its subsidiaries of products or services in the ordinary course of business;

            (d) any agreement, contract or commitment containing any covenant limiting in any material respect the right of Company or any of its subsidiaries to engage in any material line of business or to compete with any person or granting any exclusive distribution rights;

            (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

            (f) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Company and its subsidiaries taken as a whole;

            (g) any material agreement, contract or commitment, other than standard end-user license, distribution and sale agreements and related maintenance and support agreements entered into in the ordinary course of business, currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any material agreement, contract or commitment currently in force to sell or distribute any Company products, service or technology except agreements with distributors, VARs, service providers, enterprises or sales representatives in the normal course of business;

            (h) any mortgages, leases, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, other than accounts receivable and payables in the ordinary course of business;

            (i) any settlement agreements, the terms of which materially affect the conduct of Company's business; or

            (j) any other agreement, contract or commitment that has a value of $5,000,000 or more individually and not described in clauses (a) through (i) above.

      Neither Company or any of its subsidiaries nor, to Company's knowledge, any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which it is bound, in each case, that are required to be disclosed in Section 2.19 of the Company Schedule (any such agreement, contract or commitment, a "COMPANY CONTRACT"), except for breaches, violations or defaults that, individually or in the aggregate, would not reasonably be expected to be material Company.

      2.20 Insurance. Company has provided or made available to Parent true, correct and accurate summaries of all insurance policies and fidelity bonds material to the business of Company and its subsidiaries. There is no material claim by Company or any of its subsidiaries pending under any of the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Company and its subsidiaries as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

      2.21 Opinion of Financial Advisor. The financial advisor of Company, J.P. Morgan Securities, Inc., has delivered to Company its opinion dated as of the date of this Agreement to the effect that, as of such date, the Exchange Ratio is fair to the stockholders of Company from a financial point of view, a signed copy of which has been, or will be within three (3) days following the date of this Agreement, delivered to Parent.

      2.22 Board Approval. The Board of Directors of Company has, as of the date of this Agreement, unanimously (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Company and is fair to, and in the best interests of, Company and its stockholders; (ii) approved and declared advisable this Agreement and approved the Merger and the other transactions contemplated hereby; and (iii) determined to recommend that the stockholders of Company adopt this Agreement.

      2.23 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

      2.24 State Takeover Statutes. The Board of Directors of Company has approved the Merger, the Merger Agreement, the Company Voting Agreements and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, the Merger Agreement, the Company Voting Agreements and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law to the extent, if any, such section is applicable to the Merger, the Merger Agreement, the Company Voting Agreements and the transactions contemplated hereby and thereby. To the knowledge of Company, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, the Merger Agreement, the Company Voting Agreements or the transactions contemplated hereby and thereby.

      2.25 Company Affiliates. Set forth in Section 2.25 of the Company Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "COMPANY AFFILIATE").

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and schedules thereto (which exceptions shall reference the specific section and, if applicable, subsection number of this Article III to which it applies, and any information disclosed in any such section or subsection shall be deemed to be disclosed only for purposes of such section or subsection, except to the extent it is readily apparent that the disclosure contained in such section or subsection contains enough information regarding the subject matter of other representations and warranties contained in this
Article III so as to qualify or otherwise apply to such other representations and warranties), dated as of the date hereof (the "PARENT SCHEDULE"), as follows:

      3.1 Incorporation and Qualification. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent's subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse

Effect on Parent. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted, except where the failure to have such Approvals has not had, and would not reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing has not had, and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

      3.2 Certificate of Incorporation and Bylaws. Parent has previously furnished to Company a complete and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date (together, the "PARENT CHARTER DOCUMENTS"). Such Parent Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents, and no subsidiary of Parent is in violation of any of its equivalent organizational documents.

      3.3 Capitalization.

            (a) As of the date hereof, the authorized capital stock of Parent consists of (i) 1,000,000,000 shares of Parent Common Stock and (ii) 10,000,000 shares of Preferred Stock, $0.00001 par value per share (the "PARENT PREFERRED Stock"). At the close of business on February 6, 2004, (i) 395,286,504 shares of Parent Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; (ii) no shares of Parent Common Stock were held in treasury by Parent or by its subsidiaries;
(iii) an aggregate of 63,969,930 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock under all of Parent's stock option plans, including, without limitation, Parent's 2000 Nonstatutory Stock Option Plan and Amended and Restated 1996 Stock Plan; (iv) 32,835 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Parent Common Stock; (v) 19,860,973 shares of Parent Common Stock were reserved for issuance upon the conversion of Parent's Zero Coupon Convertible Senior Notes due June 15, 2008;
(vi) 866,528 shares of Parent Common Stock were reserved for issuance upon the conversion of Parent's 4.75% Convertible Subordinated Noted due March 15, 2007; and (vii) 8,515,569 shares of Parent Common Stock were reserved for issuance in connection with Parent's Employee Stock Purchase Program. Except as set forth in the preceding sentence and except for exercise of outstanding options set forth in the preceding sentence between February 6, 2004 and the date hereof, as of the date hereof, Parent has no shares of capital stock outstanding or securities exercisable or convertible into shares of capital stock of Parent outstanding. As of the date hereof, no shares of Parent Preferred Stock were issued or outstanding. Except as set forth in this Section 3.3(a), as of the date hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock, partnership interests or similar ownership interests of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

            (b) The authorized stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof, and all of which are owned by Parent.

      3.4 Parent Common Stock. The Parent Common Stock to be issued pursuant to the Merger has been duly authorized and will, when issued in accordance with this Agreement, be validly issued, fully paid and nonassessable and will not be subject to any restrictions on resale under the Securities Act, other than restrictions imposed by Rule 145 under the Securities Act.

      3.5 Authority Relative to this Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the approval of the stockholders of Parent of the Share Issuance, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject only to the approval of the Share Issuance by Parent's stockholders in accordance with the rules of Nasdaq and the Parent Charter Documents and the filing and recordation of the Certificate of Merger as required by Delaware Law. The Board of Directors of Parent has approved this Agreement, the Merger and the other transactions contemplated hereby and has recommended that Parent's stockholders approve the Share Issuance. Parent, as the sole stockholder of Merger Sub, will, following the execution of this Agreement, adopt this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes a legal and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

      3.6 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate (A) the Parent Charter Documents or (B) the equivalent organizational documents of any of Parent's subsidiaries; (ii) subject to obtaining the approval of Parent's stockholders of the Share Issuance and compliance with the requirements set forth in Section 3.6(b), to the knowledge of Parent, conflict with, or result in any violation of, any Legal Requirements applicable to Parent or any of its subsidiaries or by which either Parent or any of its subsidiaries or any of their respective properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time, or both, would become a default) under, or impair Parent's or any of this subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any Contract to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their respective properties are bound or affected, except, with respect to clauses (i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other events which would not be material to Parent.

            (b) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(A) for applicable rules, regulations and requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act and Nasdaq, and state takeover laws and the filing and recordation of the Certificate of Merger as required by Delaware Law and appropriate documents with the relevant authorities of other states in which Company is qualified to do business and (B) where the failure to obtain such consents, waivers, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on the ability of Parent or Merger Sub to perform their respective obligations under this Agreement, prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      3.7 Compliance; Permits.

            (a) Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, any Legal Requirements applicable to Parent or any of its subsidiaries or by which any of their respective properties is bound or affected, except for any conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to be material to Parent. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Parent, threatened in writing against Parent or its subsidiaries, nor has any governmental or regulatory body or authority indicated in writing to Parent or any of its subsidiaries an intention to conduct the same, other than, in each such case, those the outcome of which would not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any current business practices of Parent or any of its subsidiaries, any acquisition of material property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries.

            (b) Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities (collectively, the "PARENT PERMITS"), except where the failure to hold any such Parent Permit, individually or in the aggregate, would not reasonably be expected to be material to Parent. Parent and its subsidiaries are in compliance in all material respects with the terms of the Parent Permits, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to be material to Parent.

      3.8 SEC Filings; Financial Statements.

            (a) Each report, schedule, registration statement and definitive proxy statement filed or furnished by Parent with the SEC since April 21, 1999, or required to be filed or furnished by Parent with the SEC since April 21, 1999 (the "PARENT SEC REPORTS"), is either (i) available on EDGAR or (ii) has been provided to Company. The Parent SEC Reports (i) complied in all material respects as of their respective dates with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except (i) as may be indicated in the notes thereto or (ii) in the case of unaudited financial statements, as may be permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act), and each fairly presented, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not and will not be material in amount or significance in any individual case or in the aggregate.

            (c) Parent has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

            (d) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by Parent's Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act, and, at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

            (e) Parent and each of its subsidiaries has established and maintains, adheres to and enforces a system of internal accounting controls which are effective in providing assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent and its subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Parent and its subsidiaries are being made only in accordance with appropriate authorizations of management and the Board of Directors of Parent and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Parent and its subsidiaries. Neither Parent or any of its subsidiaries (including any current or former employee, consultant or director of Parent or any of Parent's subsidiaries (each a "PARENT Employee")) nor Parent's independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Parent or any of its subsidiaries, (ii) any fraud, whether or not material, that involves Parent's management or other Parent Employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Parent or its subsidiaries, or (iii) any claim or allegation regarding any of the foregoing.

            (f) Since June 25, 1999, neither Parent or any of its subsidiaries nor, to Parent's knowledge, any director, officer, employee, auditor, accountant or representative of Parent or any of its subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding deficient accounting or auditing practices, procedures, methodologies or methods of Parent or any of its subsidiaries or their respective internal accounting controls or any material inaccuracy in Parent's financial statements. No attorney representing Parent or any of its subsidiaries, whether or not employed by Parent or any of its subsidiaries, has reported to the Board of Directors of Parent or any committee thereof or to any director or officer of Parent evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents.

      3.9 No Undisclosed Liabilities. Since December 31, 2003, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet, or in the related notes to the consolidated financial statements, prepared in accordance with GAAP that are, individually or in the aggregate, material to the business, assets (including intangible assets), liabilities, capitalization, condition (financial or otherwise) or results of operations of Parent and its subsidiaries, taken as a whole, except (i) liabilities provided for in Parent's consolidated balance sheet and notes thereto as of December 31, 2003, (ii) liabilities incurred since December 31, 2003 in the ordinary course of business, consistent with past practice, and (iii) liabilities incurred after the date hereof pursuant to this Agreement or as permitted to be incurred pursuant to
Section 4.2.

      3.10 Absence of Certain Changes or Events. Since December 31, 2003, there has not been: (i) any Material Adverse Effect on Parent; (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock, or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements; (iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock; (iv) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; (v) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Parent other than in the ordinary course of business, consistent with past practice; or (vi) agreement by Parent or any Parent subsidiary, or any officer or employees on behalf of Parent, to do any of the things described in the preceding clauses (i) through (v) of this Section 3.10.

      3.11 Absence of Litigation. There are no claims, actions, suits or proceedings, pending or, to the knowledge of Parent, threatened in writing (or any governmental or regulatory investigation, pending or, to the knowledge of Parent, threatened in writing) against Parent or any of its subsidiaries or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for such claims, actions, suits, proceedings or threats which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

      3.12 Registration Statement; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Joint Proxy Statement/Prospectus will, at the dates mailed to the respective stockholders of Company and Parent, at the time of the Company Stockholders' Meeting, at the time of the Parent Stockholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Company which is contained in any of the foregoing documents.

      3.13 Operations of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

      3.14 Brokers. Except for fees payable to Goldman, Sachs & Co., Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      3.15 Opinion of Financial Advisor. The financial advisor of Parent, Goldman, Sachs & Co., has delivered to Parent its opinion dated as of the date of this Agreement to the effect that as of such date, the Exchange Ratio is fair to Parent from a financial point of view.

      3.16 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

            "PARENT INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by or exclusively licensed to Parent or any of its subsidiaries and used in Parent's business as currently conducted. Without in any way limiting the generality of the foregoing, Parent Intellectual Property includes all Intellectual Property owned or exclusively licensed by Parent related to Parent's products, including, without limitation, all rights in any design code, documentation and tooling for packaging of semiconductors in connection with all current products and products in design and development, that are used in Parent's business as currently conducted.

            (a) To Parent's knowledge, no Parent Intellectual Property or software products owned by, or service offerings of, Parent or any of its subsidiaries (excluding any third party products or technology bundled, embedded or distributed with such software products or service offerings) ("PARENT PRODUCTS") are subject to any outstanding order, judgment, writ, injunction or decree of any court or Governmental Entity materially restricting the use, transfer, or licensing thereof by Parent or any of its subsidiaries.

            (b) Parent owns each material item of Parent Intellectual Property free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course) that would reasonably be expected to materially interfere with the use by Parent of such Parent Intellectual Property.

            (c) To Parent's knowledge, the operation of the business of Parent and its subsidiaries as such business currently is conducted by Parent or any of its subsidiaries, including, without limitation, (i) Parent's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Parent and its subsidiaries (including Parent Products) and (ii) Parent's use of any product, device or process, does not infringe or misappropriate the Intellectual Property of any third party in any jurisdiction or constitute unfair competition or unfair trade practices under United States laws, in each case other than as would not reasonably be expected to have a Material Adverse Effect on Parent.

      3.17 Agreements, Contracts and Commitments. Neither Parent or any of its subsidiaries, nor, to Parent's knowledge, any other party to a Parent Contract (as defined below) is in breach, violation or default under, and neither Parent nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Parent or any of its subsidiaries is a party or by which they are bound (any such agreement, contract or commitment, a "PARENT CONTRACT"), except for breaches, violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

      3.18 Board Approval. The Board of Directors of Parent has, as of the date of this Agreement, unanimously (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders; (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) determined to recommend that the stockholders of Parent approve the Share Issuance.

      3.19 Vote Required. The affirmative vote of a majority of the shares of Parent Common Stock that cast votes regarding the Share Issuance in person or by proxy at the Parent Stockholders' Meeting is the only vote of the holders of any class or series of Parent's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1 Conduct of Business by Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall, and shall cause each of its subsidiaries to, except as set forth in Section 4.1 of the Company Schedule or to the extent that Parent shall otherwise consent in writing, (i) carry on its business, in the ordinary course, in substantially the same manner as heretofore conducted and in material compliance with all applicable laws and regulations, (ii) pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, (iii) pay or perform other material obligations when due, and (iv) use its commercially reasonable efforts consistent with past practices and policies to (A) preserve intact its present business organization, (B) keep available the services of its present officers and employees and (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

      In addition, except as set forth in Section 4.1 of the Company Schedule or to the extent that Parent shall otherwise consent in writing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

            (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of Company options or restricted stock, or reprice Company options granted under any Company Option Plans or authorize cash payments in exchange for any Company options granted under any of such plans;

            (b) Grant any severance or termination pay (cash, equity or otherwise) to any Employee, except pursuant to written agreements outstanding, or policies existing, on the date hereof that have been previously disclosed in writing to Parent in the Company Schedule, or adopt any new severance or termination plan, program or arrangement;

            (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property that are material to the business of Company as currently conducted, or enter into grants to transfer or license to any person future patent rights, in each case other than in the ordinary course of business consistent with past practices; provided that in no event shall Company license on an exclusive basis or sell any Company Intellectual Property;

            (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

            (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof or issued in compliance with Section 4.1(f);

            (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of Company Common Stock pursuant to (i) the exercise of Company Options, Company Warrants or other Company securities outstanding as of the date of this Agreement, (ii) the Company ESPP, and (iii) grants of Company Options to purchase no more than an aggregate of 1,000,000 shares of Company Common Stock to new hires in the ordinary course of business consistent with past practices in amounts consistent with the limitations set forth in Section 4.1(f) of the Company Schedule and the vesting of which Company Options do not accelerate by the occurrence of any of the transactions contemplated by this Agreement (either alone or in combination with any subsequent event or events) and which Company Options have a vesting schedule and other terms of exercisability no more favorable than Company's standard vesting schedule and the terms of exercisability contained in Company's standard form of option agreement, respectively;

            (g) Cause, permit or propose any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

            (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or enter into any joint ventures or strategic partnerships;

            (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except (a) sales of inventory in the ordinary course of business consistent with past practice or (b) the sale, lease or disposition (other than through licensing) of properties or assets which are not material, individually or in the aggregate, to the business of Company and its subsidiaries;

            (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

            (k) Adopt, amend or terminate any Company Employee Plan or enter into any Company Employee Plan (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"); provided, that such letters or letter agreements shall not provide for the extension, obligation or promise to pay any severance, whether in cash, equity or otherwise, or accelerate any equity compensation awards, including, without limitation, Company Options), pay any special bonus or special remuneration (cash, equity or otherwise) to any director or employee (other than payments to current non-officer employees in accordance with past practice), or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants (other than increases for current non-officer employees in accordance with past practice);

            (l) Enter into any material Company Contracts relating to the distribution, sale, license or marketing by third parties of Company's products or products licensed by Company, other than in the ordinary course of business consistent with past practice;

            (m) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or fail to enforce any confidentiality or similar agreement to which Company or any of its subsidiaries is a party or to which Company or any of its subsidiaries is a beneficiary;

            (n) Make any individual or series of related payments outside of the ordinary course of business in excess of $250,000 in the aggregate;

            (o) Modify, amend or terminate any material Contract to which Company or any subsidiary thereof is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder, other than in the ordinary course of business consistent with past practices;

            (p) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

            (q) Intentionally take any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this
Article IV, or fail to take any action reasonably necessary to cause the Merger to so qualify;

            (r) Make any Tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Company or any of its subsidiaries or settle or compromise any material income Tax liability;

            (s) (i) Make any loan or advance to any person (except a subsidiary of Company) other than in the ordinary course of business consistent with past practice, but in no event in the amount (to persons other than subsidiaries) of more than $100,000 in the aggregate; provided, that in no event shall Company or any of Company's subsidiaries make any loan, or change the terms of any existing loans which loan or change would be in violation of Section 402 of the Sarbanes-Oxley Act or (ii) make any capital contribution to, or investment in, any person (except in a wholly owned subsidiary of Company) other than investments in publicly traded securities which constitute cash equivalents in connection with Company's cash management program in the ordinary course of business consistent with past practices;

            (t) Release or waive any material rights for claims, or modify or amend in any manner materially adverse to Company, or terminate any confidentiality or standstill agreements to which Company or any of its subsidiaries is a party;

            (u) Adopt or amend any stockholder rights plan;

            (v) Incur or enter into any agreement, contract or commitment outside of the ordinary course of business in excess of $250,000 individually or $2,000,000 in the aggregate;

            (w) Hire any employee in any of the functions set forth in Section 4.1(w) of the Company Schedule; or

            (x) Agree in writing or otherwise to take any of the actions described in Section 4.1(a) through (w) above.

      4.2 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following, except (i) as set forth in Section 4.2 of the Parent Schedule, or
(ii) to the extent that Company shall otherwise consent in writing:

            (a) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock options or purchase agreements;

            (b) Cause, permit or propose any amendments to the Parent Charter Documents that may materially affect the holders of Parent Common Stock in an adverse manner;

            (c) Except after prior consultation in good faith with Company, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or enter into any joint ventures or strategic partnerships, except for any of the transactions described above in this clause (c) (i) in which the fair market value of the total consideration (including the value of indebtedness acquired or assumed) issued in exchange therefor shall not exceed $500,000,000 in the aggregate and (ii) which do not present a material risk of delaying the Merger or making it more difficult to obtain any approvals or consents necessary to consummate the Merger;

            (d) Intentionally take any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this
Article IV, or fail to take any action reasonably necessary to cause the Merger to so qualify;

            (e) Declare, set aside or pay any dividends on, or make any other distributions in cash or property in respect of, any capital stock; or

            (f) Agree in writing or otherwise to take any of the actions described in Section 4.2(a) or (e) above.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      5.1 Joint Proxy Statement/Prospectus; Registration Statement.

            (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and file with the SEC mutually acceptable proxy materials which shall constitute the "JOINT PROXY STATEMENT/PROSPECTUS," and Parent shall prepare and file the S-4 with the SEC. The Joint Proxy Statement Prospectus will be included in and will constitute part of the S-4 as Parent's prospectus. The S-4 and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of the parties hereto shall use commercially reasonable efforts to cause the S-4 to be declared effective under the Securities Act as promptly as practicable after the date hereof and to keep the S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the S-4 and the Joint Proxy Statement/Prospectus. Each of Parent and Company will notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the S-4 and/or the Joint Proxy Statement/Prospectus. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus and/or the S-4, Parent or Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Parent and/or Company, such amendment or supplement. Each of Parent and Company shall cooperate and provide the other (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and/or the S-4 prior to filing such with the SEC and shall provide each other with a copy of all such filings made with the SEC. As promptly as practicable after the SEC declares the S-4 effective, each of Parent and Company will cause the Joint Proxy Statement/Prospectus to be mailed to its respective stockholders. Parent shall take all action required under any applicable laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger.

            (b) The Joint Proxy Statement/Prospectus shall include (i) the approval of this Agreement, the Merger and other transactions contemplated hereby by the Board of the Directors of Company and the recommendation of the Board of Directors of Company to Company's stockholders that they vote in favor of adoption of this Agreement, subject to the right of the Board of Directors of Company to effect a Change of Recommendation (as defined in Section 5.3(c)), in compliance with Section 5.3 and (ii) the approval of this Agreement, the Merger and other transactions contemplated hereby by the Board of Directors of Parent and the recommendation of the Board of Directors of Parent to Parent's stockholders that they vote in favor of approval of the Share Issuance.

            (c) No amendment or supplement to the Joint Proxy Statement/Prospectus or the S-4 shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the S-4 has been declared effective by the SEC or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

      5.2 Stockholder Meetings; Board Recommendations.

            (a) Company Stockholders' Meeting.

                  (i) Promptly after the date hereof, Company will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Company Stockholders' Meeting to be held as promptly as practicable, and in any event within forty-five (45) days after the declaration of effectiveness of the S-4, for the purpose of voting upon this Agreement and the Merger. Subject to Section 5.3(c), Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals ("COMPANY STOCKHOLDER VOTE"). Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Stockholders' Meeting solely to the extent necessary to ensure that any necessary supplement or amendment to the Joint Prospectus/ Proxy Statement is provided to Company's stockholders in advance of a vote on this Agreement and the Merger or, if as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting. Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Company in connection with the Company Stockholders' Meeting are solicited, in compliance with Delaware Law, its Certificate of Incorporation and Bylaws, the rules of Nasdaq and all other applicable legal requirements. Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 5.2(a)(i) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal (as defined in Section 5.3(a)) or by any Change of Recommendation (as defined in Section 5.3(c)).

                  (ii) Except to the extent expressly permitted by Section 5.3(c): (A) the Board of Directors of Company shall recommend that Company's stockholders vote in favor of adoption of this Agreement at the Company Stockholders' Meeting; (B) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Company has recommended that Company's stockholders vote in favor of adoption of this Agreement at the Company Stockholders' Meeting; and (C) subject to Section 5.3(c), neither the Board of Directors of Company nor any committee thereof shall effect a Change of Recommendation.

            (b) Parent Stockholders' Meeting.

                  (i) Promptly after the date hereof, Parent will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Parent Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law and Parent's Certificate of Incorporation and Bylaws) within forty-five (45) days after the declaration of effectiveness of the S-4, for the purpose of voting upon the Share Issuance. Parent will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of approval of the Share Issuance and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approval ("PARENT STOCKHOLDER VOTE"). Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting solely to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Parent's stockholders in advance of a vote on the Share Issuance or, if as of the time for which the Parent Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/ Prospectus) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders' Meeting. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Parent in connection with the Parent Stockholders' Meeting are solicited, in compliance with Delaware Law, its Certificate of Incorporation and Bylaws, the rules of Nasdaq and all other applicable legal requirements.

                  (ii) (A) The Board of Directors of Parent shall recommend that Parent's stockholders vote in favor of and approve the Share Issuance; (B) the Joint Proxy Statement/ Prospectus shall include a statement to the effect, that the Board of Directors of Parent has recommended that Parent's stockholders vote in favor of and approve the Share Issuance at the Parent Stockholders' Meeting; and (C) neither the Board of Directors of Parent nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify in a manner adverse to Company, the recommendation of the Board of Directors of Parent that Parent's stockholders vote in favor of and approve the Share Issuance.

      5.3 Company Acquisition Proposals.

            (a) No Solicitation. From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to
Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, controlled affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, knowingly induce or knowingly encourage the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations with a third party regarding, or furnish to any person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided, however, that, prior to the Company Stockholders' Meeting, nothing contained in this Section 5.3 shall prohibit the Board of Directors of Company from (i) complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act; provided, that Company shall not effect a Change of Recommendation unless specifically permitted pursuant to Section 5.3(c)) or (ii) in response to an unsolicited, bona fide written Acquisition Proposal so long as, and only to the extent that, Company's Board of Directors in good faith after consultation with its outside financial and legal advisors, concludes that such Acquisition Proposal is, or would reasonably be expected to result in, a Superior Proposal (as defined below), engaging in discussions or participating in negotiations with and furnishing information to the party making such Acquisition Proposal so long as, and only to the extent that, (A) the Board of Directors of Company determines in good faith after consultation with its outside legal counsel, that the failure to take any such action would be reasonably likely to result in a breach of its fiduciary obligations to Company's stockholders, (B) (x) at least one (1) business day prior to furnishing any such information to, or entering into discussions or negotiations with, such party, Company gives Parent written notice of Company's intention to furnish information to, or enter into discussions or negotiations with, such party and (y) Company receives from such party an executed confidentiality agreement on terms no less favorable to Company than those in the Confidentiality Agreement (as defined in Section 5.5(a)) and containing customary limitations on the use and disclosure of all written and oral information furnished to such party by or on behalf of Company,
(C) prior to or contemporaneously with furnishing any such information to such party, Company furnishes such information to Parent (to the extent such information has not been previously furnished by Company to Parent), and (D) Company shall have complied in all material respects with this Section 5.3. Company and its subsidiaries will, and shall cause their respective officers, directors, controlled affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and will promptly request the return of all Company confidential information heretofore furnished in connection with an Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.3 by any officer, director, controlled affiliate or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative retained by them shall be deemed to be a breach of this Section 5.3 by Company.

      For purposes of this Agreement, (A) "ACQUISITION PROPOSAL" shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal by Parent) relating to any Acquisition Transaction; (B) "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the Merger involving: (1) any acquisition or purchase from Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 15% or more of the total outstanding voting securities of Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (2) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of Company; or (3) any liquidation, dissolution, recapitalization or other significant corporate reorganization of Company; and (C) "SUPERIOR PROPOSAL" shall mean an unsolicited, bona fide binding written offer made by a person to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of Company or in excess of 50% of the outstanding voting securities of Company and as a result of which the stockholders of Company immediately preceding such transaction would cease to hold at least 50% of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, on terms that the Board of Directors of Company concludes in good faith, after consultation with its outside financial advisors, to be more favorable to Company's stockholders from a financial point of view than the terms of the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by either party to amend the terms of this Agreement); provided, however, that any such offer shall not be deemed to be a Superior Proposal if any financing required to consummate the transaction contemplated by such offer is not committed or if there is a due diligence condition to the parties' obligations to consummate the transaction that is the subject of the Superior Proposal.

            (b) Notification of Acquisition Proposals. In addition to the obligations of Company set forth in paragraph (a) of this Section 5.3, Company shall, as promptly as practicable, and in any event within twenty-four (24) hours, advise Parent orally and in writing of any request for information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, the identity of the person or group making any such request, Acquisition Proposal or inquiry and copies of all written materials sent or provided to Company by or on behalf of any person or group or provided to such person or group by or on behalf of Company. Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, Company shall (i) provide Parent with at least one
(1) business day prior notice of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider an Acquisition Proposal and (ii) provide Parent with at least two (2) business days prior written notice of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Proposal to its stockholders and, together with such notice, a copy of the documentation relating to such Superior Proposal.

            (c) Changes of Recommendation. Notwithstanding anything to the contrary in this Agreement, in response to the receipt of a Superior Proposal, the Board of Directors of Company may withhold, withdraw, amend or modify its recommendation in favor of the Merger, and, in the case of a Superior Proposal that is a tender or exchange offer made directly to its stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by the Board of Directors of Company or a committee thereof, a "CHANGE OF RECOMMENDATION"), if all of the following conditions in clauses (i) through (v) are met:

                  (i) A Superior Proposal has been made and has not been withdrawn;

                  (ii) The Company Stockholders' Meeting has not occurred;

                  (iii) Company shall have (A) provided to Parent written notice at least three (3) business days prior to publicly announcing its intention to effect a Change of Recommendation which shall state expressly (1) that it has received a Superior Proposal, (2) the material terms and conditions of the Superior Proposal and the identity of the person or group making the Superior Proposal, and (3) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to Parent a copy of all written materials delivered to the person or group making the Superior Proposal in connection with such Superior Proposal, and (C) made available to Parent all materials and information made available to the person or group making the Superior Proposal in connection with such Superior Proposal;

                  (iv) The Board of Directors of Company has concluded in good faith, after consultation with its outside legal advisors, that, in light of such Superior Proposal, the failure of the Board of Directors to effect a Change of Recommendation would be a breach of its fiduciary obligations to Company's stockholders under applicable law; and

                  (v) Company shall have complied in all material respects with this Section 5.3.

            (d) Continuing Obligation to Call, Hold and Convene Company Stockholders' Meeting; No Other Vote. Notwithstanding anything to the contrary contained in this Agreement, the obligation of Company to call, give notice of, convene and hold the Company Stockholders' Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal, or by any Change of Recommendation. Company shall not submit to the vote of its stockholders any Acquisition Proposal or propose or agree to do so.

      5.4 Parent Takeover Proposals. From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to Article VII, Parent and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, controlled affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, knowingly induce or knowingly encourage the making, submission or announcement of any Takeover Proposal (as defined below), or (ii) participate in any discussions or negotiations with a third party regarding, or furnish to any person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that is or would reasonably be expected to lead to, any Takeover Proposal; provided, however, that in the event that Parent shall receive an unsolicited bona fide written offer for a Parent Takeover (as defined below), (i) Parent shall promptly notify Company that it has received such an offer and (ii) the provisions of this
Section 5.4 shall no longer be applicable. As used in this Agreement, (i) "TAKEOVER PROPOSAL" shall mean any inquiry, offer or proposal for a Parent Takeover and (ii) "PARENT TAKEOVER" shall mean any of the following transactions: (A) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, or (B) a sale or other disposition by Parent of assets representing in excess of 50% of the aggregate fair market value of Parent's business immediately prior to such sale, or (C) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Parent), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Parent.

      5.5 Confidentiality; Access to Information.

            (a) The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement, dated as of August 6, 2003 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

            (b) Between the date hereof and the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Company will, and will cause its subsidiaries to, use commercially reasonable efforts to give Parent and its authorized representatives (including Parent's external auditors) reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records and personnel files of current employees of Company and its subsidiaries as Parent may reasonably require, and will cause its officers and its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of Company and its subsidiaries as Parent may from time to time reasonably request. Between the date hereof and the Effective Time, Parent shall make available to Company, as reasonably requested by Company, a designated officer of Parent to answer questions and make available such information and documents regarding Parent as is reasonably requested by Company taking into account the nature of the transactions contemplated by this Agreement. The access described in this
Section 5.5(b) shall be subject to the granting party's reasonable security measures and insurance requirements. Company shall use commercially reasonable efforts to allow Parent access to the workpapers of its independent auditors prior to the Effective Time.

            (c) Between the date hereof and the earlier of the termination of this Agreement in accordance with its terms and the Effective Date, Company shall furnish to Parent within two (2) business days following approval thereof by the audit committee of Company's Board of Directors (and in any event within thirty (30) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, all of such financial statements to be prepared in accordance with GAAP in conformity with the practices consistently applied by Company with respect to such financial statements.

      5.6 Public Disclosure. Parent and Company will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange, in which case commercially reasonable efforts to consult with the other party will be made prior to any such press release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

      5.7 Commercially Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that nothing in this Agreement shall require Parent to agree to divestiture material to Parent or Company by Parent or Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or Company or its subsidiaries or affiliates or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such capital stock, assets or properties. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Company Voting Agreements or any of the transactions contemplated hereby and thereby, use commercially reasonable efforts to ensure that the Merger, this Agreement, the Company Voting Agreements and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, the Company Voting Agreements and the transactions contemplated hereby and thereby.

            (b) Each of Parent, Merger Sub and Company will notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto; and
(ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant hereto, Parent, Merger Sub or Company, as the case may be, will promptly inform the others of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

            (c) Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in
Section 6.3(a) or 6.3(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            (d) Parent shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      5.8 Third Party Consents. As soon as practicable following the date hereof, Parent and Company will each use commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

      5.9 Stock Options; 401(k) Plan; Company Employee Plan Matters.


               (a) Stock Options. At the Effective Time, Parent shall assume all options to purchase Common Stock issued by Company pursuant to the Company Option Plans, whether vested or unvested and whether exercisable or unexercisable (each a "COMPANY OPTION"). Company's repurchase right with respect to any unvested shares acquired by the exercise of Company Options shall be assigned to Parent by virtue of the Merger and without any further action on the part of Company or the holder of such an award. Immediately after the Effective Time, each Company Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option at the Effective Time, such number of shares of Parent Common Stock as is equal to the number of shares of Company Common Stock subject to the unexercised portion of such option multiplied by the Exchange Ratio, rounded down to the nearest whole number. The exercise price per share of each such assumed Company Option shall be equal to the exercise price of such option immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest whole cent. The term, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms of the Company Options shall otherwise remain unchanged. It is the intention of the parties that the Company Options so assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Company Options qualified as incentive stock options prior to the Effective Time.

               (b) 401(k) Plans. Effective as of the day immediately preceding the Closing Date, Company and its subsidiaries, as applicable, shall each terminate any and all plans intended to include a Code Section 401(k) arrangement (unless Parent provides written notice to Company that such 401(k) plan(s) shall not be terminated). Unless Parent provides such written notice to Company, no later than two (2) business days prior to the Closing Date, Company shall provide Parent with evidence that such 401(k) plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of Company's Board of Directors. The form and substance of such resolutions shall be subject to review and approval of Parent. Company also shall take such other actions in furtherance of terminating such 401(k) Plan(s) as Parent may reasonably require.

               (c) ESPP. The rights of participants in the Company ESPP with respect to any offering then underway under the Company ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering and by making such other pro rata adjustments as may be necessary to reflect the shortened offering but otherwise treating such shortened offering as a fully effective and completed offering for all purposes under the Company ESPP. Outstanding rights to purchase shares of Company Common Stock shall be exercised in accordance with the procedures set forth in the Company ESPP, and each share of Company Common Stock purchased pursuant to such exercise shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio, without issuance of certificates representing issued and outstanding shares of Company Common Stock to participants under the Company ESPP. As of the Effective Time, the Company ESPP shall be terminated. Prior to the Effective Time,

Company shall (i) provide Parent with evidence that the Company ESPP has been terminated pursuant to resolutions of Company's Board of Directors, and the form and substance of such resolutions shall be subject to prior review and approval of Parent, and (ii) take such other actions (including, but not limited to, if appropriate, amending the Company ESPP) that are necessary to give effect to the transaction contemplated by this Section 5.9(c). Parent shall use its reasonable efforts to provide to employees of Company who continue their employment with Company following the Effective Time the opportunity to enroll in a special offering period under Parent's Employee Stock Purchase Plan, which special offering period shall commence as soon as is administratively practicable following the Effective Time; provided, however, that such special offering period shall not commence in the event the next regularly scheduled offering period under Parent's Employee Stock Purchase Plan shall commence within six (6) weeks following the Effective Time.

               (d) Certain Employee Benefits. As soon as practicable after the execution of this Agreement, Company and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements for employees of Company and its subsidiaries following the Effective Time; provided, that Company employees will receive comparable employee benefit and compensation arrangements to similarly situated Parent employees. Employees of Company and its subsidiaries will be granted credit for all service with Company, its subsidiaries or its affiliates (except to the extent such service credit will result in the duplication of benefits) under each current employee benefit plan, program or arrangement of Parent or its affiliates in which such employees are eligible to participate for purposes of eligibility and vesting, except for purposes of Parent's benefit accrual under Parent retirement plans. If employees become eligible to participate in a medical, dental or vision plan of Parent or its affiliates, Parent shall use commercially reasonable efforts to cause such plan to (i) waive any preexisting condition exclusions and waiting period limitations for conditions covered under the applicable medical, dental or vision plans maintained or contributed to by Company (but only to the extent corresponding exclusions and limitations were satisfied by such employees under the applicable medical, dental or health plans maintained or contributed to by Company) and (ii) credit any deductible or out of pocket expenses incurred by the employees and their beneficiaries under such plans during the portion of the plan year in which the Effective Time occurs.

      5.10 Form S-8. Parent agrees to file, if available for use by Parent, a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options within ten (10) business days following the Closing.

      5.11 Indemnification.


               (a) From and after the Effective Time, Parent will cause to be maintained in effect in all respects the current obligations of Company pursuant to any indemnification agreements between Company and its directors and officers in effect immediately prior to the Effective Time and any indemnification provisions under the Company Charter Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the indemnified parties thereunder (the "INDEMNIFIED PARTIES") as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by law.

               (b) For a period of six (6) years after the Effective Time, Parent will cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in the aggregate for such coverage in excess of 200% of the annual premium currently paid by Company, it being understood that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

               (c) This Section 5.11 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on the Surviving Corporation and its respective successors and assigns. In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5.11.

      5.12 Nasdaq Listing. Parent will use commercially reasonable efforts to cause the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger to be authorized for listing by Nasdaq, upon official notice of issuance.

      5.13 Affiliates. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent a Company Affiliate Agreement from each person Company reasonably determines, after the date hereof and prior to the Closing Date, to be a Company Affiliate, as promptly as practicable on or following the date of such determination.

      5.14 Section 16 Matters. Prior to the Effective Time, Parents and Company shall take all such steps as may be required (to the extent permitted under applicable law and no action letters thereunder) to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by Article I by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

      5.15 Regulatory Filings. As soon as may be reasonably practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust

Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate, to the extent that applicable laws provide. Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement, each of Company and Parent shall consult with the other party prior to taking a position with respect to any such filing, shall permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby (including under any antitrust or fair trade Legal Requirement), coordinate with the other in preparing and exchanging such information and promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby, provided that with respect to any such filing, presentation or submission, each of Parent and Company need not supply the other (or its counsel) with copies (or, in case of oral presentations, a summary) to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its subsidiaries to restrict or prohibit access to any such properties or information.

      5.16 Parent Board Designees. At the Effective Time, Parent shall cause one individual designated by Company and reasonably acceptable to Parent (the "COMPANY DESIGNEE") to be elected or appointed to the board of directors of Parent (the "PARENT BOARD") and shall take all actions necessary under the Parent Charter Documents, including by expanding the number of authorized directors on the Parent Board, in order to accomplish the foregoing.

      5.17 Merger Sub Compliance. Parent shall cause Merger Sub to comply with all of Merger Sub's obligations under or relating to this Agreement. Merger Sub shall not engage in any business other than in connection with the Merger.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

      6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part, in writing by Parent and Company:

               (a) Stockholder Approvals. Prior to the Closing Date, (i) the requisite Company Stockholder Vote shall have been obtained and (ii) the requisite Parent Stockholder Vote shall have been obtained.

               (b) Registration Statement Effective; Joint Proxy Statement/Prospectus. The SEC shall have declared the S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

               (c) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

               (d) HSR Act. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early, and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

               (e) Tax Opinions. Parent and Company shall each have received written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Fenwick & West LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

               (f) Nasdaq Listing. The shares of Parent Common Stock issuable to the stockholders of Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance.

      6.2 Additional Conditions to Obligations of Company. The obligation of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived in whole or in part, in writing, exclusively by Company:

               (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date, except (i) in each case, or in the aggregate, as does not have a Material Adverse Effect on Parent on the Closing Date, (ii) for changes contemplated by this Agreement, (iii) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date), or (iv) for the representations and warranties in Section 3.3(a) which shall be true and correct in all material respects on and as of the particular date set forth therein (it being understood that, in each case, for purposes of determining the accuracy of such representations and warranties, (A) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Parent Schedules made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate signed on behalf of Parent and Merger Sub by each of the Chief Executive Officer and Chief Financial Officer of Parent with respect to the foregoing.

               (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent and Merger Sub by each of the Chief Executive Officer and Chief Financial Officer of Parent.

               (c) No Parent Material Adverse Effect. No Material Adverse Effect on Parent shall have occurred from the date of this Agreement. Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by each of the Chief Executive Officer and Chief Financial Officer of Parent.

               (d) Parent Board of Directors. Parent shall have taken all action necessary to elect or appoint, effective at the Effective Time, the Company Designee to the Parent Board.


      6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived in whole or in part, in writing, exclusively by Parent:

               (a) Representations and Warranties. The representations and warranties of Company contained in this Agreement shall have been true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date, except (i) in each case, or in the aggregate, as does not have a Material Adverse Effect on

Company on the Closing Date, (ii) for changes contemplated by this Agreement,
(iii) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date), or (iv) for the representations and warranties in second, third and fourth sentence of Section 2.3(a) and the second sentence of
Section 2.3(b) which shall be true and correct in all material respects on and as of the particular date set forth therein (it being understood that, in each case, for purposes of determining the accuracy of such representations and warranties, (A) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent and Merger Sub shall have received a certificate signed on behalf of Company by the Chief Executive Officer and Chief Financial Officer of Company with respect to the foregoing.

               (b) Agreements and Covenants. Company shall have performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and Chief Financial Officer of Company.

               (c) No Company Material Adverse Effect. No Material Adverse Effect on Company shall have occurred from the date of this Agreement. Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by the Chief Executive Officer and Chief Financial Officer of Company.

               (d) No Governmental Restriction. There shall not be any pending or overtly threatened suit, action or proceeding asserted by any Governmental Entity of competent jurisdiction (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, the effect of which restraint or prohibition if obtained would cause the condition set forth in Section 6.1(c) to not be satisfied, or (ii) seeking to require Parent to agree to any divestiture material to Parent or Company by Parent or Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or Company or its subsidiaries or affiliates or seeking to impose any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such capital stock, assets or properties.

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

      7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of Company or Parent, respectively:

               (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

               (b) by either Company or Parent if the Merger shall not have been consummated for any reason by the date that is six (6) months following the date of this Agreement (which date shall be extended to the date that is nine (9) months following the date of this Agreement if the Merger shall not have been consummated as a result of (A) a failure to satisfy the conditions set forth in
Section 6.1(b), 6.1(c), 6.1(d) or Section 6.3(d) or (B) in the event Parent enters into an agreement providing for or publicly announces an acquisition for which pro forma financial statements are required in the Joint Proxy Statement/Prospectus under the Regulation S-X of the Exchange Act and such agreement or announcement is the proximate cause of the failure of the condition set forth in Section 6.1(a), a failure to satisfy the condition set forth in
Section 6.1(a)); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

               (c) by either Company or Parent if a Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

               (d) by either Company or Parent if (i) the required Company Stockholder Vote shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company stockholders duly convened therefor or at any adjournment thereof or (ii) the required Parent Stockholder Vote shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Parent stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Company or Parent where the failure to obtain the Company Stockholder Vote or the Parent Stockholder Vote shall have been caused by the action or failure to act of Company or Parent, as the case may be, and such action or failure to act constitutes a material breach of this Agreement;

               (e) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such inaccuracy in Parent's or Merger Sub's representations and warranties or breach by Parent or Merger Sub is curable by Parent or Merger Sub within twenty
(20) days, then Company may not terminate this Agreement under this Section 7.1(e) for twenty (20) days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this Section 7.1(e) if such breach by Parent is cured during such twenty- (20) day period);

               (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company within twenty (20) days, then Parent may not terminate this Agreement under this Section 7.1(f) for twenty (20) days after delivery of written notice from the Parent to Company of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this
Section 7.1(f) if such breach by Company is cured during such twenty- (20) day period); or

               (g) by Parent, if a Triggering Event (as defined below) shall have occurred.

      For the purposes of this Agreement, a "TRIGGERING EVENT" shall be deemed to have occurred if: (i) Company's Board of Directors or any committee thereof shall for any reason have effected a Change of Recommendation, (ii) Company shall have failed to include in the Joint Proxy Statement/ Prospectus the recommendation of Company's Board of Directors in favor of the adoption and approval of this Agreement and the approval of the Merger, (iii) Company shall have materially breached Section 5.2(a) or Section 5.3, (iv) Company's Board of Directors fails to reaffirm (publicly, if so requested by Parent), after public announcement of an Acquisition Proposal, its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten
(10) business days after Parent requests in writing that such recommendation be reaffirmed, (v) Company's Board of Directors or any committee thereof shall have approved or recommended any Acquisition Proposal, or (vi) a tender or exchange offer relating to Company's securities shall have been commenced by a person or group unaffiliated with Parent and Company shall not have sent to Company's stockholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Board of Directors of Company recommends rejection of such tender or exchange offer.

      7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (or such later time as may be required by Section 7.1). In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 5.5(a),
Section 7.2, Section 7.3 and

Article VIII, each of which shall survive the termination of this Agreement, and
(ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement.

      7.3 Fees and Expenses.


               (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred (i) in relation to the printing and filing of the Joint Proxy Statement/ Prospectus (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto and (ii) for the pre-merger notification and report forms under the HSR Act and any other comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction.

               (b) Termination Fee.


                  (i) Notwithstanding Section 7.3(a), in the event that (A) Parent shall terminate this Agreement pursuant to Section 7.1(g), or (B) this Agreement shall be terminated pursuant to Section 7.1(b) or pursuant to Section 7.1(d)(i) and, in the case of clause (B), (1) at or prior to such termination, there shall have been publicly proposed, or, with respect to termination pursuant to Section 7.1(b), there shall otherwise exist) a bona fide Acquisition Proposal relating to a Company Acquisition (as defined below) and (2) within twelve (12) months after such termination, Company shall enter into a letter of intent or definitive agreement with respect to any Company Acquisition or such Company Acquisition shall be consummated, then, in the case of clause (A), within one (1) business day after such termination, or in the case of clause
(B), at or prior to, and as a condition of, the execution of a letter of intent or definitive agreement with respect to, or the consummation of such Company Acquisition, Company shall pay to Parent $150 million in cash.

                  (ii) Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against Company for the amounts set forth in this Section 7.3(b), Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

                  (iii) For the purposes of this Agreement, "COMPANY ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (A) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the stockholders of

Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (B) a sale or other disposition by Company of assets representing in excess of 50% of the aggregate fair market value of Company's business immediately prior to such sale or (C) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Company.

      7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by a duly authorized officer of each of Parent, Merger Sub and Company.

      7.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and shall not constitute a waiver of any other matter not specifically disclosed in such writing. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

      8.1 Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

      8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally, (b) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service, or (c) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if sent via facsimile (receipt confirmed), in each case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)   if to Parent or Merger Sub, to:

                  Juniper Networks, Inc.
                  1194 North Mathilda Ave.
                  Sunnyvale, California 94089-1206

                  Attention: General Counsel
                  Telephone: (408) 745-2384
                  Facsimile:  (408) 745-8910


                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  650 Page Mill Road
                  Palo Alto, California 94304

                  Attention:  Larry W. Sonsini
                           Katharine A. Martin

                  Facsimile: (650) 493-6811

                  and to:

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  One Market
                  Spear Tower, Suite 3300
                  San Francisco, California 94105

                  Attention: Steve L. Camahort
                  Facsimile: (415) 947-2099

(b)   if to Company, to:

                  NetScreen Technologies, Inc.
                  805 11th Avenue, Bldg. 3
                  Sunnyvale, California  94089
                  Attention: Vice President, Legal Affairs

                  Telephone: (408) 543-2100
                  Facsimile:  (408) 543-6760
                  with a copy to:

                  Fenwick & West LLP
                  Silicon Valley Center
                  801 California St.
                  Mountain View, California 94041

                  Attention: Matthew P. Quilter
                  Facsimile: (650) 938-5200

      8.3 Interpretation; Definitions.


            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement, unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement, unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation," unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

            (b) For purposes of this Agreement:

                  (i) the term "KNOWLEDGE" means with respect to a party hereto, with respect to any matter in question, the actual knowledge of the executive officers of such party after reasonable inquiry of their respective direct reports;

                  (ii) the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity shall mean any change, event, violation, inaccuracy, circumstance or effect (each an "EFFECT") that, individually or in the aggregate, is, or is reasonably likely to be, materially adverse to (x) the business, assets (including intangible assets), liabilities, capitalization, financial condition or results of operations of the entity taken as a whole, (y) or the ability of such entity to consummate the transactions contemplated by this Agreement in a timely manner; provided, however, that, in the case of clause (x), in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Material Adverse Effect: any adverse Effect (A) primarily resulting from the announcement and pendency of this Agreement (including stockholder litigation relating thereto) or the consummation of the transactions contemplated hereby, (B) resulting from changes affecting the United States or world economy generally, (C) resulting from changes affecting the industry in which such entity operates generally (which changes, in the case of (B) and (C), do not materially disproportionately affect such entity), and (D) resulting from a change in an entity's stock price or trading volume of such entity; provided that clause (D) shall not exclude any underlying effect which may have caused such change in stock price or trading volume; and, provided further, that clause (A) shall not be applicable to Effects related to breaches or inaccuracies in the representations or warranties the specific subject matter of which is the effectuation or effect of the Merger itself; and

                  (iii) the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

      8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and the Parent Schedule, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in
Section 5.11. Without limiting the foregoing, it is expressly understood and agreed that the provisions in Section 5.9(d) are statements of intent only and no employee of Company or any of its subsidiaries or other Person (including any party hereto) shall have any rights or remedies, including rights of enforcement, with respect thereto and no employee of Company or any of its subsidiaries or other Person is or is intended to be a third-party beneficiary thereof.

      8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void or unenforceable provision.

      8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      8.9 Consent to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state court within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and hereby further agrees that process may be served upon each of them in any manner authorized by the laws of the State of Delaware for such persons, and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction, venue and process.

      8.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      8.11 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      8.12 Timing. With respect to all dates and time periods set forth or referred to in this Agreement, time is of the essence.


      8.13 Waiver of Jury Trial. EACH OF PARENT, MERGER SUB AND COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                  [Remainder of Page Intentionally Left Blank]

                                      *****

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                   JUNIPER NETWORKS, INC.


                                   By: /s/ Scott Kriens
                                       -----------------------------------

                                   Name: Scott Kriens
                                         ---------------------------------

                                   Title: President, Chief Executive Officer and
                                          --------------------------------------
                                          Chairman of the Board
                                          --------------------------------------



                                   NERUS ACQUISITION CORP.


                                   By: /s/ Marcel Gani
                                       -----------------------------------

                                   Name: Marcel Gani
                                         ---------------------------------

                                   Title: President



                                   NETSCREEN TECHNOLOGIES, INC.


                                   By: /s/ Robert Thomas
                                       -----------------------------------

                                   Name: Robert Thomas
                                         ---------------------------------

                                   Title: President and Chief Executive Officer



            [SIGNATURE PAGE OF AGREEMENT AND PLAN OF REORGANIZATION]